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Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Plan for Key Employees of Temtex Industries, Inc. and its Subsidiaries and the Outside Directors Stock Option Plan of Temtex Industries, Inc. of our report dated October 13, 1995, with respect to the consolidated financial statements and schedule of Temtex Industries, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1995.



                                   ERNST & YOUNG

November 21, 1995